Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations - TDS (312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS ANNOUNCES RESTATEMENT OF PRIOR PERIOD RESULTS AND UPDATES GUIDANCE Reschedules third quarter operating results release date to Nov. 28, 2005

CHICAGO - Nov. 10, 2005 - Telephone and Data Systems, Inc. [AMEX:TDS, TDS.S] today announced that it will restate its financial results for the first and second quarters of 2005, and for the years ended Dec. 31, 2000 - 2004, and for each of the quarters of 2004 and 2003. As a result, previously issued financial statements for these periods should not be relied on. The restatement is related to the company's review of its accounting treatment for (1) Universal Service Fund expense; (2) leases; (3) contract termination fees; (4) income tax accounting; and (5) other adjustments and accruals, including the recognition of income from certain investments accounted for under the equity method of accounting. The company will file amended Forms 10-K and 10-Q as promptly as possible, but such filings are not expected to be made until mid-December 2005.

TDS has not completed its assessment of the items described above. Based on preliminary findings, the adjustments are expected to result in increased (decreased) net income and diluted earnings per share as follows.

	Net Income (loss)		Diluted Earnings Per Share

	As Previously Reported	Range of Expected Adjustments Increase/(Decrease)	As Previously Reported	Range of Expected Adjustments Increase/(Decrease)

	($ in millions, except per share amounts)

Second quarter ended June 30, 2005	$99	$(5) to (2)	$0.85	$(0.04) to (0.02)
First quarter ended March 31, 2005	21	0 to 3	0.18	(0.00) to 0.03
Years ended:
December 31, 2004	49	(4) to 0	0.42	(0.03) to (0.00)
December 31, 2003	47	(5) to 0	0.40	(0.04) to (0.00)
December 31, 2002	(995)	(2) to 2	(8.49)	(0.02) to 0.02
December 31, 2001	(198)	(3) to 1	(1.69)	(0.03) to 0.01
December 31, 2000	$2,237	$(3) to 1	$18.44	$(0.02) to 0.01

The guidance set forth in Auditing Standard No. 2 ("AS2") of the Public Company Accounting Oversight Board states that the restatement of previously issued financial statements to reflect the correction of a misstatement should be regarded as at least a significant deficiency in, and is a strong indicator of a material weakness in internal control over financial reporting. In connection with the expected filing of the amended 2004 Form 10-K, TDS has concluded that a material weakness existed as of Dec. 31, 2004, which precludes TDS from concluding that its internal control over financial reporting was effective as of Dec. 31, 2004. A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the interim or annual financial statements will not be detected. Therefore, TDS's Management Report on Internal Control Over Financial Reporting, which was contained in Item 9A of the Form 10-K as of and for the year ended Dec. 31, 2004 and which stated that the TDS's internal control over financial reporting was effective as of Dec. 31, 2004, can no longer be relied on and will be restated in connection with the filing of the amended Form 10K. In such amended Form 10-K, (i) TDS management will conclude that as of Dec. 31, 2004, TDS did not maintain effective controls over the financial reporting process due to an insufficient number of qualified personnel with the required proficiency to apply the company's accounting policies in accordance with U.S. GAAP and (ii) TDS expects that PricewaterhouseCoopers LLP, TDS's independent public accounting firm, will reissue its report stating that TDS did not maintain effective internal control over financial reporting as of Dec. 31, 2004.

Also, as a result of the accounting adjustments described above, TDS is evaluating the effectiveness of internal control over financial reporting as of Dec. 31, 2004 and Sept. 30, 2005, including a review of controls in the following areas: (1) Universal Service Fund expense; (2) leases; (3) contract termination fees; (4) income tax accounting; and (5) other adjustments and accruals, including the recognition of income from certain investments accounted for under the equity method of accounting.

TDS is reviewing the impact of these items as part of an overall assessment. As a result, the company believes it is possible that additional material weaknesses in its internal control over financial reporting may be identified and reported.

Since Dec. 31, 2004, the company has made several additions to technical accounting and financial reporting personnel at TDS and U.S. Cellular to increase expertise in these areas. Further actions

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are in process, including the recruiting of additional personnel, providing additional training for the current accounting staff, incorporating more detailed analytical review processes and other actions.

While management believes it has made substantial progress on this remediation, additional efforts will be required to fully remediate the material weakness. Management is continuing to develop and implement its plan to remediate this issue.

It is necessary for TDS to finalize and complete the restatements before TDS can file its Form 10-Q for the quarter ended Sept. 30, 2005 because financial information to be included in such Form 10-Q depends on the results of such restatements of prior periods. Such Form 10-Q is due on Nov. 9, 2005, but can be extended to Nov. 14, 2005. It is not expected that the restatements will be completed by the extended deadline of Nov. 14, 2005. Accordingly, TDS expects that its Form 10-Q for the quarter ended Sept. 30, 2005 will not be filed on a timely basis. TDS expects to file the restatements and the Form 10-Q as soon as possible, but such filing is not expected to be made until mid-December 2005. TDS's subsidiary, U.S. Cellular, will also restate financial statements for the same periods as TDS and will not be able to file the Form 10-Q for the period ended Sept. 30, 2005 by the extended deadline of Nov. 14, 2005. U.S. Cellular has issued a separate press release relating to its restatement.

The restatements and the late filing of the Form 10-Q for the quarter ended Sept. 30, 2005 will result in technical defaults under the revolving credit agreement between TDS and certain lenders, under a revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of TDS and a counterparty. Neither TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such revolving credit agreements or forward contracts. TDS and U.S. Cellular have communicated with the agents for the lenders and the counterparty to obtain waivers from the lenders and the counterparty under such agreements. TDS and U.S. Cellular believe that the lenders and the counterparty will agree to waive any defaults that may occur as a result of the restatements and the late filing of the Form 10-Q. However, such actions cannot be assured.

In addition, the late filing of the Form 10-Q results in non-compliance under certain debt indentures. However, this non-compliance will not result in events of default unless and until written notice thereof is delivered by the trustee or sufficient holders of debt and, in any event, such events of default would be cured if TDS and U.S. Cellular file their Forms 10-Q for the quarter ended Sept. 30, 2005 within 90 days of any such notice. As a result, TDS and U.S. Cellular believe that they will be able to file the Forms 10-Q in sufficient time to avoid any event of default maturing into a default under any indenture. Neither TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such indentures.

TDS has notified the American Stock Exchange of the restatements and the expected delay in its filing of the Form 10-Q for the quarter ended Sept. 30, 2005. TDS expects to receive a notice of failure to satisfy listing requirements from the American Stock Exchange following such delay in filing. TDS will disclose any such notice and the contents of such notice promptly. In such event, TDS expects to restore compliance with such listing requirements when it files the restated financial statements for the periods noted herein and the Form 10-Q for the quarter ended Sept. 30, 2005.

A summary of the tentative operating data and unaudited results of certain key components of the statement of operations for the third quarter and nine months of 2005, and for the third quarter and nine months of 2004, reflecting anticipated restatements, are included in the table below. There can be no assurance that final results will not differ materially from these preliminary results.

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	Range of Amounts Currently Anticipated to be Reported for Three months ended September 30		Range of Amounts Currently Anticipated to be Reported for Nine months ended September 30

	2004 (as Restated)	2005	2004 (as Restated)	2005

($ in millions, except per share amounts)

Operating Revenue	$952-972	$1,022-1,032	$2,740-2,760	$2,927-2,937
Depreciation Expense	167-173	164-170	487-493	502-508
Operating Income	82-92	102-112	258-268	287-297
Net Income	29-33	39-43	86-90	159-163
Diluted EPS	$0.25-0.29	$0.34-0.37	$0.75-0.78	$1.37-1.40

Stockholders' equity at Sept. 30, 2005 is estimated to be $3.3 billion.

The primary reason for the anticipated increase in operating revenue in the three and nine month periods for 2005 compared to 2004 is due to an increase in wireless customers and landline equivalent access lines served. The primary reason for the anticipated increase in operating income in the three and nine month periods for 2005 compared to 2004 is due to an improvement in operating margins at U.S. Cellular, partially offset by a decrease in operating margins at TDS Telecom. The primary reason for the anticipated increase in net income in the three month period for 2005 compared to 2004 is due to higher operating income, and the primary reason for the anticipated increase in net income in the nine month period for 2005 compared to 2004 is due to an increase in wireless customers served and an improvement in operating margins, and a dividend from TDS's investment in Deutsche Telekom in the amount of approximately $105 million before income taxes.

U.S. Cellular
Summary Operating Data

Quarter Ended	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Consolidated Markets:
All customers -
Customer units	5,303,000	5,227,000	5,127,000	4,945,000	4,828,000
Gross customer unit
activations	355,000	340,000	426,000	408,000	387,000
Net customer unit activations	76,000	94,000	182,000	150,000	144,000
Retail customers -
Customer units	4,765,000	4,688,000	4,601,000	4,478,000	4,395,000
Gross customer unit
activations	346,000	317,000	365,000	358,000	354,000
Net customer unit activations	77,000	81,000	123,000	105,000	111,000
Cell sites in service	5,149	5,034	4,899	4,856	4,713
Minutes of use (MOU) (1)	639	627	584	568	553
Postpay churn rate per month (2)	1.5%	1.4%	1.5%	1.6%	1.6%
Construction Expenditures (000s)	$129,600	$143,800	$112,200	$260,300	$131,700
(1)	Average monthly local minutes of use per customer (without roaming).
(2)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

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Telephone and Data Systems, Inc. Summary Operating Data

Quarter Ended	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
TDS Telecom
ILEC:
Access line equivalents (1)	734,800	734,200	734,000	730,400	725,500
Access lines	640,700	645,800	649,300	652,300	658,200
Dial-up Internet service accounts	89,700	94,500	98,200	101,300	104,800
Digital Subscriber Lines (DSL)
customers	60,300	54,200	49,300	41,900	33,000
Long Distance customers	316,100	310,000	302,400	295,000	289,000
Construction Expenditures (000s)	$25,100	$18,800	$16,100	$27,000	$31,500
CLEC:
Access line equivalents (1)	445,600	442,900	438,000	426,800	412,500
Dial-up Internet service accounts	14,700	16,000	17,100	18,200	19,100
Percent of access lines on-switch	90.6%	89.8%	88.8%	87.9%	86.8%
Digital Subscriber Lines (DSL)
customers	34,800	33,500	31,600	29,000	27,000
Construction Expenditures (000s)	$7,100	$7,200	$4,300	$12,800	$7,300
(1)	Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line.

TDS will file a Form 8-K and Form 12b-25 related to this press release with the Securities and Exchange Commission later today.

The company anticipates announcing its third quarter operating results and holding its quarterly teleconference for investors at 7:30 am Chicago time on Nov. 28, 2005. Details about the teleconference will be provided on or about Nov. 21, 2005.

TDS also updated its 2005 guidance for its business units.

U.S. Cellular 2005 guidance as of Nov. 10, 2005 is as follows:

Net Retail Customer Additions	400,000 - 425,000 *
Service Revenues	approx. $2.8 billion
Operating Income	$180 - $220 million
Depreciation, Amortization & Accretion	$530 million
Capital Expenditures	$575 - $595 million

* Previous guidance as of July 27, 2005 was 475,000 - 525,000 TDS Telecom ILEC operations guidance as of Nov. 10, 2005 is as follows:

Operating Revenues	$660 - $670 million **
Operating Income	$170 - $180 million
Depreciation and Amortization	$135 million
Capital Expenditures	$105 - 115 million***

     ** Previous guidance as of July 27, 2005 was $655 - $665 million
     *** Previous guidance as of July 27, 2005 was $110 - $120 million

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TDS Telecom CLEC operations guidance as of Nov. 10, 2005 is as follows:

Operating Revenues	$235 - $245 million
Operating Income	$(15) - $(10) million
Depreciation and Amortization	$30 million
Capital Expenditures	$25 - $30 million

TDS, a FORTUNE 500 company, is a diversified telecommunications corporation founded in 1969. Through its strategic business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless, local telephone and broadband services. TDS builds value for its shareholders by providing excellent communications services in growing, closely related segments of the telecommunications industry. As of Sept. 30, 2005, the company employed 11,700 people and served 6.5 million customers/units in 36 states.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the final results of the restatements and results of operations for the quarter ended Sept. 30, 2005; possible future restatements; possible material weaknesses in internal controls; the ability of U.S. Cellular to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in the overall economy; changes in competition in the markets in which U.S. Cellular and TDS Telecom operate; changes due to industry consolidation; advances in telecommunications technology, including Voice over Internet Protocol; changes to access and pricing of unbundled network elements; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in U.S. Cellular and TDS Telecom markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit the web sites at:
TDS: www.teldta.com	TDS Telecom: www.tdstelecom.com
USM: www.uscellular.com	TDS Metrocom: www.tdsmetro.com